UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 23, 2019

BURLINGTON STORES, INC.

(Exact Name of Registrant As Specified In Charter)

Delaware	001-36107	80-0895227
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2006 Route 130 North

Burlington, New Jersey 08016

(Address of Principal Executive Offices, including Zip Code)

(609) 387-7800

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Michael O’Sullivan to Chief Executive Officer and Election to Board of Directors

On April 23, 2019, Burlington Stores, Inc. (the “Company”) announced that its Board of Directors (the “Board”) has appointed Michael O’Sullivan as the Company’s new Chief Executive Officer effective on or about September 16, 2019, at which point he will also join the Board.

Mr. O’Sullivan, 55, last served as the President and Chief Operating Officer of Ross Stores, Inc. since 2009 and as a member of their Board of Directors since 2014. Prior to that, he served in various leadership positions at Ross Stores, including Executive Vice President and Chief Administrative Officer from 2005 to 2009 and Senior Vice President, Strategic Planning and Marketing from 2003 to 2005. Before joining Ross Stores, Mr. O’Sullivan was a partner with Bain & Company, providing consulting advice to retail, consumer goods, financial services and private equity clients since 1991.

On April 23, 2019, the Company entered into an agreement with Mr. O’Sullivan describing the terms of his employment (the “Employment Agreement”). The payments and benefits to which Mr. O’Sullivan is entitled under the Employment Agreement include: (i) an annual base salary of $1,300,000; (ii) participation in the Company’s annual incentive program, with an annual target bonus opportunity of 150% of annual base salary and, in the case of fiscal year 2019, pro-rated for the number of days Mr. O’Sullivan is employed by the Company during fiscal year 2019; (iii) participation in the Company’s long-term incentive program, with a target grant date fair value for Mr. O’Sullivan’s fiscal year 2019 long-term incentive award equal to $8,500,000 (pro-rated for the number of days Mr. O’Sullivan is employed by the Company during fiscal year 2019) and delivered as 50% performance-based restricted stock units, 25% stock options and 25% time-based restricted stock units on the same terms as the Company’s fiscal year 2019 annual equity grants; (iv) a cash sign-on bonus of $250,000 subject to repayment upon a termination of Mr. O’Sullivan’s employment for cause or his resignation without good reason prior to the 18-month anniversary of his employment commencement date; and (v) to compensate Mr. O’Sullivan for equity awards forfeited at his prior employer, a one-time long-term incentive grant with a target grant date fair value of $25,000,000, comprised of 50% time-based restricted stock unit awards and 50% stock options vesting in one-third annual increments (subject to Mr. O’Sullivan’s continued employment through the applicable vesting date). The value of the sign-on equity grant was determined based on the estimated value of the equity awards outstanding with Mr. O’Sullivan’s prior employer at the time of his termination of employment and is conditioned upon the forfeiture of such prior employer awards.

In addition, in the event that Mr. O’Sullivan’s employment with the Company is terminated involuntarily other than for cause or due to disability or Mr. O’Sullivan resigns for good reason, the Employment Agreement provides that Mr. O’Sullivan is entitled to annual base salary, target annual bonus and health benefits for a two-year period (in addition to any bonus earned under the annual incentive program with respect to the fiscal year prior to his termination of employment).

The foregoing summary of Mr. O’Sullivan’s compensation and terms of employment generally is not complete and is qualified in its entirety by the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference in its entirety.

There are no arrangements or understandings between Mr. O’Sullivan and any other persons pursuant to which he was selected as an officer or a director, and there are no family relationships between Mr. O’Sullivan and any director or executive officer of the Company. Mr. O’Sullivan has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. He will not serve on any committees of the Board or receive any directors’ fees.

Appointment of Thomas A. Kingsbury to Executive Chairman

Upon Mr. O’Sullivan’s start date, Thomas A. Kingsbury, currently the Company’s Chairman, President, and Chief Executive Officer, will step down from that position and will continue to support the Company as Executive Chairman of the Board during a transition period, during which time his current compensation and benefits will continue. The Company expects to enter into a separate agreement with Mr. Kingsbury detailing the terms on which he will serve in this capacity.

Promotion of Jennifer Vecchio to President and Chief Merchandising Officer

Jennifer Vecchio, currently Chief Merchandising Officer and Principal, has been promoted to President and Chief Merchandising Officer, effective as of April 21, 2019.

Ms. Vecchio, 53, has served as the Company’s Chief Merchandising Officer/Principal since January 2017. From the commencement of her employment with the Company in May 2015 through January 2017, Ms. Vecchio served as the Company’s Executive Vice President and Chief Merchandising Officer. From January 2014 through May 2015, Ms. Vecchio provided consulting services to the Company’s merchandising organization. From 1997 to June 2011, Ms. Vecchio held various positions in the merchandising organization of Ross Stores, most recently serving as Executive Vice President of Merchandising – Mens/Kids from December 2009 through June 2011 and as Senior Vice President/GMM from February 2005 through December 2009, with various areas of responsibilities including Mens, Kids, Shoes, Lingerie and Hosiery. From 1988 through 1997, Ms. Vecchio held various positions in the merchandising organization of Macy’s.

In connection with her promotion, Ms. Vecchio’s base salary will increase by 10% to $875,000, her annual incentive target will increase from 100% to 125% of base salary, and her long-term equity incentive target will increase from 225% to 300% of base salary. There are no arrangements or understandings between Ms. Vecchio and any other persons pursuant to which she was selected as an officer, and there are no family relationships between Ms. Vecchio and any director or executive officer of the Company. Ms. Vecchio has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The public announcement regarding the foregoing management changes was made by means of a press release (the “Press Release”) on April 23, 2019, the text of which is set forth in Exhibit 99.1 to this Current Report on Form 8-K and which is incorporated herein by reference in its entirety.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement dated April 23, 2019 by and between Burlington Stores, Inc. and Michael O’Sullivan.

99.1	Press Release dated April 23, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BURLINGTON STORES, INC.

/s/ Robert L. LaPenta, Jr.
Robert L. LaPenta, Jr. Vice President and Treasurer

Date: April 23, 2019